Exhibit 10.2

PROMISSORY NOTE

THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” WITHIN THE MEANING OF SECTION 1272, ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON WRITTEN REQUEST, THE BORROWER WILL PROVIDE TO ANY LENDER (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE ORIGINAL YIELD TO MATURITY OF THE NOTE. SUCH REQUEST SHOULD BE SENT TO BORROWER AT THE FOLLOWING ADDRESS: 9329 MARIPOSA ROAD, SUITE 210, HESPERIA, CALIFORNIA 92344.

October 1, 2026

FOR VALUE RECEIVED, 5E SVM, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to Karnavati Holdings, Inc. and each of its permitted assigns (each, a “Lender” and collectively, the “Lenders”) on the date set forth in Section 2, in lawful money of the United States in same day funds, such Lender’s Pro Rata Share of the outstanding principal amount of (i) Loans, (ii) Transaction Fee Amount and (iii) Additional Amount (this note, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Note”). Subject to the terms herein, the Borrower shall pay interest in kind on the unpaid principal amount of the Loans and Additional Amounts and any overdue amounts thereon until paid in full on the dates and at a rate per annum as hereinafter set forth.

1. Certain Definitions. As used herein, the following terms have the following meanings:

“Additional Amount” means, collectively, the Drawn LC Amount and Seller Support Amount.

“Additional Amount Maturity Date” means November 1, 2027.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Asset Purchase Agreement” means that certain Asset Purchase Agreement dated as of September 14, 2026, by and among Searles Valley Minerals, Inc., Trona Railway Services LLC, Searle Domestic Water Company LLC, the Borrower, the Guarantor and Nirma Limited.

“Assignee” has the meaning assigned in Section 16.

“BLM Transfer Application” has the meaning assigned to such term in the Asset Purchase Agreement.

“Borrower” has the meaning assigned in the preamble to this Note.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the law of, or are in fact closed in, the state of New York.

“Capital Stock” means, of any Person means any and all shares or units of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Change of Control” shall be deemed to have occurred if (x) any “person” or “group” (as such terms (and each other reference thereto in this clause) are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Act”), but excluding any employee benefit plan of such Person and its subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, shall become the beneficial owner (as defined in Rules 13(d)-3 and 13(d)-5 under such Act) (a “beneficial owner”), directly or indirectly, of more than 35.00% of outstanding Voting Stock of the Guarantor, (y) the Borrower is no longer a wholly owned subsidiary of the Guarantor or (z) any Subsidiary Guarantor is no longer a wholly owned subsidiary of the Guarantor.

“Closing Date” means October 1, 2026.

“Collateral” means the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Lender Representative for the benefit of the Lenders.

“Collateral Documents” means, collectively, the Security Agreement, the First Lien/Second Lien Intercreditor Agreement, the Mortgages, each of the collateral assignments, pledge agreements, security agreements or other similar agreements delivered to the Lender Representative pursuant to the Security Agreement and the other Loan Documents, and each of the other agreements, instruments, or documents that creates or purports to create a Lien in favor of the Lender Representative for the benefit of the Lenders under the Loan Documents.

“Commitment” means, collectively, the Tranche 1 Commitments and Tranche 2 Commitments.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or with the passage of time or the giving of notice or both, would be an Event of Default.

“Drawn LC Amount” has the meaning assigned in Section 4(c).

“Event of Default” has the meaning assigned in Section 10.

“Excluded Taxes” means, with respect to any Lender or any other recipient of any payment under any Loan Document: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender or an Assignee, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender or Assignee with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which such Lender or Assignee acquires such interest in the Loan, except to the extent that, pursuant to Section 11, amounts with respect to such Taxes were payable to such Assignee’s assignor immediately before such Assignee became a party hereto; (c) Taxes attributable to such recipient’s failure to comply with Section 11(e); and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Equity Interests” means, with respect to any Person, the Capital Stock of such Person and all warrants, options or other rights to acquire Capital Stock of such Person, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock of such Person.

“First Lien / Second Lien Intercreditor Agreement” means that certain First Lien/Second Lien Intercreditor Agreement in the form attached as Exhibit A hereto.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local, or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee Agreement” means the Guaranty, dated as of the date hereof, executed by the Guarantor in favor of the Lender Representative for the benefit of the Lenders.

“Guarantees” means, collectively, (i) the guaranty by the Guarantor pursuant to the Guarantee Agreement and (ii) the guaranty by each Subsidiary Guarantor pursuant to the Subsidiary Guarantee Agreement.

“Guarantor” means 5E Advanced Materials, Inc., a Delaware corporation.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements and reimbursement obligations in respect thereof);

(c) representing the deferred and unpaid balance of the purchase price of any property, except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor that is not more than 180 days past its original due date (without giving effect to any extension), in each case incurred in the ordinary course of business, and (ii) accruals for payroll and other liabilities accrued in the ordinary course of business; or

(d) representing the net obligations under any hedging obligations;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of this definition of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of this definition of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person; provided that notwithstanding the foregoing, Indebtedness will be deemed not to include:

(i) guarantees incurred in the ordinary course of business,

(ii) reimbursement obligations under commercial letters of credit, provided that unreimbursed amounts under commercial letters of credit will be counted as Indebtedness three (3) Business Days after such amount is drawn,

(iii) accrued expenses,

(iv) deferred or prepaid revenues, and

(v) asset retirement obligations and obligations in respect of reclamation and workers compensation (including pensions and retiree medical care);

(4) without duplication of any amount under clause (c), accounts payable of such Person that are more than 180 days past their original due date (without giving effect to any extension);

provided, further, that Indebtedness will be calculated without giving effect to (x) the effects of Accounting Standards Codification Topic No. 815, Derivatives and Hedging, and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Note as a result of accounting for any embedded derivatives created by the terms of such Indebtedness or (y) any election under Accounting Standards Codification Topic No. 825, Financial Instruments, or any successor thereto, to value any Indebtedness at “fair value,” as defined therein.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“KHI Letter of Credit” has the meaning assigned to such term in the Asset Purchase Agreement.

“Lender” has the meaning assigned in the preamble.

“Lender Representative” has the meaning assigned in Section 23.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event will an operating lease be deemed to constitute a Lien.

“Loans” has the meaning assigned in Section 4(a).

“Loan Documents” means (i) this Note, (ii) the Guarantee Agreement, (iii) the Subsidiary Guarantee Agreement, (iv) the Collateral Documents, and (v) all other certificates, agreements, documents, and instruments executed and delivered by or on behalf of any Loan Party pursuant to the foregoing.

“Loan Parties” means the Borrower, the Guarantor and the Subsidiary Guarantors.

“Loan Maturity Date” means June 28, 2027.

“Material Real Property” means those certain real property parcels located at (i) 82090 First Avenue, Trona, CA 93592 (i.e., the “Utilities Facility”) and (ii) 80201 Trona Road, Trona, CA 93592 (i.e., the “Boron Facility”).

“Mortgage” means any mortgage, deed of trust or other similar agreement made by the Borrower in favor of the Lender Representative, for the benefit of the Lenders, on the Material Real Property.

“Nirma” means Nirma Limited, an Indian corporation.

“Note” has the meaning assigned in the preamble.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, the Transaction Fee Amount, Drawn LC Amount or Seller Support Amount, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest is an allowed claim in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include the obligation (including pursuant to the Guarantees) to pay principal, interest, expenses, indemnities and other amounts payable by any Loan Party under any Loan Document.

“Other Connection Taxes” means, with respect to any Lender or any other recipient of any payment under any Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to a request by the Borrower).

“Permitted Corporate Debt” incurred or guaranteed by the Guarantor, the Borrower and/or its subsidiaries for working capital and other general corporate purposes; provided that, any such “Permitted Corporate Debt” may be secured (i) on a senior basis relative to the Obligations, which shall be subject to the First Lien/Second Lien Intercreditor Agreement or (ii) on a pari or junior basis relative to the Obligations, which shall be subject to an Intercreditor Agreement reasonably acceptable to the Lender Representative.

“Permitted Holders” means each of (i) Bluescape Energy Partners, (ii) Meridian Investments Corporation and (iii) Ascend Global Investment Fund SPC for and on behalf of Strategic SP.

“Person” means any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Loans of such Lender at such time and the denominator of which is the aggregate amount of Loans, Transaction Fee Amount or Additional Amount, as applicable, at such time.

“Required Bonding” has the meaning assigned to such term in the Asset Purchase Agreement.

“Security Agreement” means the Security Agreement, dated as of the date hereof, executed by the Borrower and each Subsidiary Guarantor in favor of the Lender Representative for the benefit of the Lenders.

“Seller Support” means the Supported Seller Bonds, SVM Parent Letter of Credit and any KHI Letter of Credit.

“Seller Support Amount” has the meaning assigned in Section 4(d).

“Seller Support Release” means the release, termination, cancellation and replacement in respect of each Seller Support pursuant to Section 6.15(d) of the Asset Purchase Agreement.

“Subsidiary Guarantee Agreement” means the Guaranty, dated as of the date hereof, executed by each Subsidiary Guarantor in favor of the Lender Representative for the benefit of the Lenders.

“Subsidiary Guarantor” means each of: 5E SVM Domestic Water Company, LLC, a Delaware limited liability company; 5E SVM Railway Company, LLC, a Delaware limited liability company; and 5E SVM Operations Company, LLC, a Delaware limited liability company.

“Supported Seller Bonds” has the meaning assigned to such term in the Asset Purchase Agreement.

“SVM Parent Letter of Credit” has the meaning assigned to such term in the Asset Purchase Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tranche 1 Commitments” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 4 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I under the caption “Tranche 1 Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Tranche 1 Commitment of all Lenders shall be $7,000,000 on the Closing Date.

“Tranche 2 Commitments” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 4 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I under the caption “Tranche 2 Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Tranche 2 Commitment of all Lenders shall be $3,000,000 on the Closing Date.

“Tranche 2 Funding Date” means the date that the conditions set forth in Section 7(b) hereto have been satisfied.

“Transaction Fee Amount” has the meaning assigned in Section 4(b).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unsecured Promissory Note” means that certain Promissory Note dated as of October 1, 2026 by and among the Borrower and the Lenders.

“Voting Stock” of any Person means capital stock, shares or other Equity Interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person (including, without limitation, general partners of a partnership), other than stock, shares or other Equity Interests having such power only by reason of the happening of a contingency.

References herein to a provision of law or statutory enactment are (unless the context otherwise requires) a reference to that provision or enactment as amended or re-enacted.

2. Payments.

(a) The Borrower hereby unconditionally promises to pay to each Lender their Pro Rata Share of the entire outstanding principal amount of the Loans and all accrued and unpaid interest thereon and the Transaction Fee Amount, in each case, in full on the Loan Maturity Date (it being understood that such amounts may be reduced as set forth in Section 2(c) below).

(b) The Borrower hereby unconditionally promises to pay to each Lender their Pro Rata Share of the entire outstanding principal amount of the Additional Amounts and all accrued and unpaid interest thereon, in full on the Additional Amount Maturity Date (it being understood that such amounts may be reduced as set forth in Section 2(c) below).

(c) Prepayments made in accordance with Section 5 below shall be applied first, to payment of all accrued but unpaid interest in respect of principal amounts repaid, second, the remaining principal amount on the Loans, third to the Transaction Fee Amount and Additional Amounts, and fourth to any other outstanding Obligations.

3. Interest Rate.

(a) The Loans shall bear interest at a rate per annum equal to 8.00%, which shall be payable on the last day of each fiscal quarter following the Closing Date (or if such day is not a Business Day, the next succeeding Business Day) and on the Loan Maturity Date in arrears by adding the accrued amount thereof to the outstanding principal amount of the Loans, after which such interest shall thereafter be deemed principal of the Loans bearing interest; provided that the Borrower may, in its sole discretion, upon three (3) Business Days’ notice to the Lender Representative, elect to pay accrued interest in cash. For the avoidance of doubt, in connection with any prepayment and on any payment made on the Loan Maturity Date, any accrued and unpaid interest on the principal amount of the Loans to be paid on such date, shall be paid in cash.

(b) The Transaction Fee Amount shall not bear interest.

(c) The Drawn LC Amount shall bear interest at a rate per annum equal to 8.00%, which shall be payable on the last day of each fiscal quarter following the date of incurrence (or if such day is not a Business Day, the next succeeding Business Day) and on the Additional Amount Maturity Date in arrears by adding the accrued amount thereof to the outstanding principal amount of the Drawn LC Amount, after which such interest shall thereafter be deemed principal bearing interest; provided that the Borrower may, in its sole discretion, upon three (3) Business Days’ notice to the Lender Representative, elect to pay accrued interest in cash. For the avoidance of doubt, in connection with any prepayment and on any payment made on the Additional Maturity Date, any accrued and unpaid interest on the principal amount of the Drawn LC Amount to be paid on such date, shall be paid in cash.

(d) The Seller Support Amount shall bear interest at a rate per annum equal to 8.00%, which shall be payable on the last day of each fiscal quarter following the date of incurrence (or if such day is not a Business Day, the next succeeding Business Day) and on the Additional Amount Maturity Date in arrears by adding the accrued amount thereof to the outstanding principal amount of the Seller Support Amount, after which such interest shall thereafter be deemed principal bearing interest; provided that the Borrower may, in its sole discretion, upon three (3) Business Days’ notice to the Lender Representative, elect to pay accrued interest in cash. For the avoidance of doubt, in connection with any prepayment and on any payment made on the Additional Maturity Date, any accrued and unpaid interest on the principal amount of the Seller Support Amount to be paid on such date, shall be paid in cash.

(e) If (i) all or a portion of the principal amount of any Loan, any Additional Amount or any interest payable thereon or any other amounts owed hereunder shall not be paid when due (whether at the Loan Maturity Date, Additional Amount Maturity Date, by acceleration or otherwise), such overdue amounts, and (ii) upon the occurrence and during the continuation of any Event of Default, upon election by the Lenders, the outstanding principal amount of all Loans and Additional Amounts and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any other amounts then due and payable hereunder, (or if an Event of Default under Section 10(d) has occurred and is continuing, automatically) shall bear interest (including post-petition interest in any proceeding under any Debtor Relief Law) (the “Default Interest”) at a rate per annum which is the rate that would otherwise be applicable thereto pursuant to the relevant foregoing provisions of this Section 3(a) plus 2.00%, which amount shall be payable on demand; provided that, immediately upon the waiver of such Event of Default, the Default Interest shall no longer accrue on such Loan or Additional Amount. Payment or acceptance of the increased rates of interest provided for in this Section 3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Lenders.

(f) All interest shall be computed on the basis of actual days elapsed in a year of 365 or 366 days, as the case may be, based on the aggregate principal amount then outstanding.

4. Fundings; Additional Amounts.

(a)
Subject to the terms and conditions of this Agreement, each Lender agrees to make a loan to the Borrower (each, a “Loan”) on (i) the Closing Date in an aggregate original principal amount not to exceed such Lender’s Pro Rata Share of the Tranche 1 Commitment (provided that, the Tranche 1 Commitment of each Lender shall be reduced by the aggregate principal amount of Loans funded by such Lender) and (ii) the Tranche 2 Funding Date in an aggregate original principal amount not to exceed such Lender’s Pro Rata Share of the Tranche 2 Commitment (provided that, the Tranche 2 Commitment of each Lender shall be reduced by the aggregate principal amount of Loans funded by such Lender). Amounts paid or prepaid in respect of the Loans may not be reborrowed.
(b)
Subject to the terms and condition of this Agreement, each Lender shall be deemed to have made a loan to the Borrower on the Closing Date in an aggregate original principal amount of $1,000,000 (the “Transaction Fee Amount”).
(c)
Subject to the terms and condition of this Agreement, at any time from and after the Closing Date, to the extent any draw or payment under the SVM Parent Letter of Credit or any KHI Letter of Credit is made, each Lender shall automatically be deemed to have made a loan to the Borrower in an amount equal to such Lender’s Pro Rata Share of the amount of such draw or payment (each, a “Drawn LC Amount”).

(d)
Subject to the terms and condition of this Agreement, on the date that is twelve (12)

months after the Closing Date, to the extent the Borrower has not satisfied the Seller Support Release, each Lender shall automatically be deemed to have made a loan to the Borrower in an amount equal to such Lender’s Pro Rata Share of the face amount of the outstanding Seller Support (the “Seller Support Amount”); provided that any Seller Support Amount shall be without duplication of any Drawn LC Amount; provided, further that the Seller Support Amount shall automatically be reduced to the extent that the applicable SVM Parent Letter of Credit or any KHI Letter of Credit has been returned to the issuer for cancellation without being drawn upon (or if drawn upon, such amount drawn is returned to Nirma along with any interest or fees charged to Nirma by the issuer).

(e)
The Borrower may request a Loan by delivering a written notice on the Closing Date or Tranche 2 Funding Date, as applicable, requesting (i) the amount of funding and (ii) certifying the satisfaction of the conditions set forth in Section 7(b) hereof to the Lenders, not less than three (3) Business Days (or such shorter period as may be agreed by the Lender Representative) prior to the date of the requested Funding.
(f)
On the requested advance date of the applicable Loan set forth in the written notice complying with clause (e) above, subject to the satisfaction (or waiver) of the conditions set forth in Section 7(b) hereof, each Lender shall advance its Pro Rata Share of the Loan and transfer the applicable amounts thereof to the relevant accounts as set forth in such written notice.
(g)
Notwithstanding any other provision of this Agreement or any other Loan Document and for the avoidance of doubt, Borrower’s obligations in Section 6.15 of the Asset Purchase Agreement shall continue to apply concurrently with the incurrence of any Additional Amounts.

5. Prepayments. Subject to Section 6, the Borrower shall have the right at any time upon providing written notice to the Lender Representative to prepay the then-current principal amount of the Loans, Transaction Fee Amount or any Additional Amount, in whole or in part without premium or penalty.

6. General Provisions Regarding Payments. The Borrower will pay all Obligations free and clear of and without reduction for any Taxes, levies, imposts, deductions, or charges (except as provided in Section 11) and without set-off or counterclaim, in United States dollars available the same day in New York, New York. Payments received that are insufficient to pay amounts then due shall be applied first to payment of interest then due and payable, second to remaining principal amount of the Loans and third to any other outstanding Obligations.

7. Conditions Precedent.

(a) The obligations of the Lenders hereunder on the Closing Date are subject to the satisfaction (or waiver by Lenders) of the following conditions precedent:

(i) the Lenders shall have received the following documents, each of which shall be in form and substance satisfactory to the Lenders:

(A) Note. This Note duly executed by the Borrower;

(B) Guarantees. Counterparts of (i) the Guarantee Agreement duly executed by the Guarantor and (ii) the Subsidiary Guarantee Agreement duly executed by each Subsidiary Guarantee;

(C) Security Agreement. Counterparts of the Security Agreement duly executed by the Borrower and each Subsidiary Guarantor;

(D) UCC Financing Statements. Completed UCC financing statements for each appropriate jurisdiction as is necessary to perfect the Lenders’ security interest in the Collateral; and

(E) Other Collateral Documents. Subject to requirement under Exhibit B, to the extent required to be delivered, filed, registered, or recorded pursuant to the terms and conditions of the Collateral Documents, all instruments and documents as may be necessary to create and perfect the Lender’s security interest in the Collateral.

(ii) Asset Purchase Agreement.

(A)
The Asset Purchase Agreement and Sale Order shall be satisfactory to the Lenders in their sole and absolute discretion; provided that the Asset Purchase Agreement dated as of September 14, 2026 is deemed satisfactory to the Lenders;
(B)
All terms and conditions to the Lenders and the Seller (as defined in the Asset Purchase Agreement), including any condition precedent to the Closing (as defined in the Asset Purchase Agreement) shall be satisfied or waived, as set forth in the Asset Purchase Agreement.

(b) The obligations of the Lenders hereunder on the Tranche 2 Funding Date are subject to the satisfaction (or waiver by the Lenders) of the following conditions precedent:

(i) BLM Transfer Application. The BLM Transfer Application shall have been submitted to the Bureau of Land Management as set forth in Section 6.14 of the Asset Purchase Agreement.

(ii) Required Bonding. The Borrower shall have posted the Required Bonding as set forth in Section 6.15(a)(i) of the Asset Purchase Agreement.

(iii) Officer’s Certificate. At least three (3) Business Days prior to the Tranche 2 Funding Date, the Borrower shall deliver an officer’s certificate that affirms that clauses (i) and (ii) above have been satisfied and attaches the true and correct copies of the BLM Transfer Applications and all Required Bonding that has been posted in accordance with Section 6.15(a)(i) of the Asset Purchase Agreement.

Notwithstanding anything to the contrary herein, if the Borrower has taken commercially reasonable efforts to secure any Required Bonding and is unable to obtain such Required Bonding as a result of the failure of the Lenders to cause a KHI Letter of Credit to be issued as financial support for such Required Bonding when and as required under Section 6.15(c) of the Asset Purchase Agreement, in breach of that subsection, and not as a result of any action, inaction, fact or circumstance not caused by the Lenders, then clause (ii) above shall not be a condition precedent to the Tranche 2 Funding Date.

8. Representations and Warranties. In order to induce the Lenders to make the Loans on the Closing Date, Borrower represents and warrants to the Lenders:

(a) Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization and have all requisite power and authority to carry on their business as now conducted.

(b) The execution, delivery and performance by the applicable Loan Party of the Loan Documents are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate or other organizational action.

(c) The execution, delivery and performance by the applicable Loan Party of the Loan Documents do not and will not (i) violate (x) any material law or governmental rule or regulation applicable to the applicable Loan Party, (y) the charter or by-laws (or equivalent documents) of the applicable Loan Party, or (z) any order, judgment or decree of any court or other Governmental Authority binding on the applicable Loan Party; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the applicable Loan Party; or (iii) require any approval of stockholders, members or partners or any approval or consent of any Person under any contractual obligation of the applicable Loan Party, or any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for such approvals or consents which have been obtained on or before the date hereof.

(d) The Loan Documents have been duly executed and delivered by the applicable Loan Parties and constitute the legal, valid and binding obligations of the applicable Loan Party, enforceable in accordance with such Loan Documents’ terms, subject to applicable Debtor Relief Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents, are effective to create in favor of the Lender Representative for the benefit of the Lenders, a legal, valid, perfected and enforceable Lien on all right, title and interest of the Borrower in the Collateral described therein.

9. Covenants. So long as any Obligations are outstanding, the Borrower shall comply with the covenants contained in Schedule II hereto.

10. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) the Borrower shall fail to make payment when due, whether at stated maturity, by acceleration or otherwise, of any principal on the Loan, or the Borrower shall fail to make payment of any interest or any other amount due hereunder on the Loan within five (5) Business Days after the same becomes due;

(b) any Loan Party shall fail to observe or perform (i) its obligations under item 1 on Schedule II or (ii) any other covenant contained in any provision of this Note or any other Loan Document and such failure pursuant to this clause (ii) shall not have been cured within ten (10) Business Days after written notice from the Lender Representative;

(c) any representation, warranty, certification or other statement made by any Loan Party herein or in any other Loan Document shall be false in any material respect as of the date made;

(d) any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding;

(e) at any time after the execution and delivery thereof, any Loan Document ceases to be in full force and effect (other than by reason of the satisfaction in full of the Obligations or otherwise in accordance with the terms thereof) or shall be declared null and void, or the Lender Representative shall not have or shall cease to have, for the benefit of the Lenders, a valid and perfected Lien in a material portion of the Collateral purported to be covered thereby (to the extent perfection is required pursuant to the terms hereunder or thereunder) in each case except where such failure is the result of the action or inaction of the Lender Representative that was not caused by an act or omission by the Loan Parties;

(f) one or more judgments or decrees shall be entered against any Loan Party involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event of any appeal thereof shall be unsuccessful) in excess of $2,500,000 and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(g) any Loan Party shall default in the observance or performance of any agreement or condition relating to indebtedness (excluding the Loans) in excess of $2,500,000 or the Unsecured Promissory Note, the effect of which default is to cause, or permit the holders or agent of such indebtedness to cause, such indebtedness to become due prior to its stated maturity; or

(h) a Change of Control.

THEN, in the case of any Event of Default specified above, the Lender Representative may, by written notice to the Borrower, terminate any Commitments and declare the Loan, Transaction Fee Amount and any Additional Amounts to be forthwith due and payable, together with accrued interest and any other amounts owing or payable hereunder or under any Loan Documents, whereupon the same shall become forthwith due and payable, without demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever, all of which are hereby waived by the Borrower; provided, that in the case of the Events of Default specified in clause (d) or (h) above, without any notice to the Borrower or any other act of the Lender Representative or any Lender, the Commitments shall automatically terminate and the Loans, Transaction Fee Amount and Additional Amounts shall automatically become forthwith due and payable, together with accrued interest and any other amounts owing or payable hereunder or under any Loan Documents, without demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever, all of which are hereby waived by the Borrower.

11. Taxes.

(a)
Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)
Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding..
(ii)
If the Withholding Agent is required to deduct or withhold Taxes, (A) the applicable Withholding Agent shall make such deductions or withholdings, (B) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (C) to the extent that the deduction or withholding is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required deduction or withholding for Indemnified Taxes has been made (including such deductions and withholdings applicable to additional sums payable under this Section

11) each Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made. For the avoidance of doubt, the gross-up obligation under this Section 11(a)(ii)(C) shall apply to any U.S. federal withholding Tax imposed under Sections 1441 or 1442 of the Code on payments of interest to a Lender that is not a U.S. Person, to the extent such Tax constitutes an Indemnified Tax (and is not an Excluded Tax).
(b)
Payment of Other Taxes by the Borrower. Without limiting the provisions of Section 11(a), the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of any Lender timely reimburse it for the payment of, any Other Taxes.
(c)
Tax Indemnification. The Borrower shall, within ten (10) days after demand therefor, indemnify each Lender for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 11) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. For the avoidance of doubt, the indemnification under this Section 11(c) shall extend to Indemnified Taxes imposed by any jurisdiction (including jurisdictions outside the United States) on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (setting forth in reasonable detail the basis for, and the calculation of, such amount) shall be conclusive absent manifest error.
(d)
Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 11, the Borrower shall deliver to the applicable Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Lender.
(e)
Status of Lenders; Tax Documentation.
(i)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Lender Representative, at the time or times reasonably requested by the Borrower or the Lender Representative, such properly completed and executed documentation reasonably requested by the Borrower or the Lender Representative as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Lender Representative, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Lender Representative as will enable the Borrower or the Lender Representative to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(ii)
Without limiting the generality of the foregoing, each Lender shall deliver to the Borrower and the Lender Representative (in such number of copies as shall be requested by the Borrower or the Lender Representative) on or prior to the date on which such Lender becomes a Lender under this Note (and from time to time thereafter upon the reasonable request of the Borrower or the Lender Representative): (A) in the case of a Lender that is a U.S. Person, a properly completed and duly executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) in the case of a Lender that is not a U.S. Person, the applicable IRS Form W-8 (including, as applicable, Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8EXP, or Form W-8IMY) properly completed and duly executed, together with any required supporting documentation, and, in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN-E (or successor form) establishing entitlement to benefits under such treaty’s interest article; (C) in the case of a Lender claiming that interest paid under this Note is exempt from U.S. federal withholding tax under the portfolio interest exemption described in Section 881(c) of the Code, (x) a certificate to the effect that such Lender is not (I) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (II) a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (III) a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (y) the applicable IRS Form W-8; and (D) to the extent a Lender is not the beneficial owner of payments made under any Loan Document (e.g., where such Lender is a partnership or a participating Lender granting a typical participation), an IRS Form W-8IMY, accompanied by an IRS Form W-8BEN-E, IRS Form W-9 or other certification from each beneficial owner, as applicable; provided that no Lender shall be required to deliver any documentation pursuant to this Section 11(e) that such Lender is not legally eligible to deliver or, in the case of any documentation other than the documentation described in clauses (A), (B), (C) and (D) of this Section 11(e)(ii), that, in such Lender’s reasonable judgment, would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(iii)
Each Lender agrees that if any documentation previously delivered pursuant to this Section 11(e) expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Lender Representative in writing of its legal inability to do so.
(f)
FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Note, the Borrower and each Lender shall treat (and the Lender Representative shall have the right to treat) this Note as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA, the Borrower shall provide such Lender with at least thirty (30) days’ prior written notice before making any deduction or withholding on account of FATCA, and such Lender shall use commercially reasonable efforts during such notice period to deliver any documentation or take any action reasonably requested by the Borrower that would eliminate or reduce such FATCA withholding (to the extent such Lender is legally able to do so and such action would not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender). For the avoidance of doubt, any U.S. federal withholding Tax imposed under FATCA shall constitute an Excluded Tax and shall not be subject to gross-up or indemnification under this Section 11; provided that nothing herein shall relieve the Borrower of its obligation to timely remit any such withheld amounts to the appropriate Governmental Authority.
(g)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 11 (including by the payment of additional amounts pursuant to this Section 11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)
Survival. Each party’s obligations under this Section 11 shall survive the resignation or replacement of the Lender Representative or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, and the repayment, satisfaction or discharge of all Obligations under any Loan Document.
(i)
Defined Terms for this Section. For purposes of this Section 11: “Code” means the Internal Revenue Code of 1986, as amended. “Withholding Agent” means each Loan Party and, if applicable, the Lender Representative. “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

12. Tax Treatment. Each Lender and the Borrower agree that the Note shall be treated as indebtedness for U.S. federal and applicable state and local income tax purposes.

13. Notices. Any notice to be given under this Note shall be in writing and shall be deemed to have been duly given when received by the recipient at the address separately delivered to the Borrower or such Lender in writing.

14. No Waiver. No delay on the part of the Lenders or the Lender Representative in exercising any of its powers or rights, and no partial or single exercise, shall constitute a waiver thereof.

15. Amendments and Waivers. Any provision of this Note may be amended or waived, but only if such amendment or waiver is in writing and signed by each Lender and the Borrower.

16. Successors and Assigns. This Note shall be binding upon the Borrower and its successors and assigns, for the benefit of each Lender and its successors and assigns, except that the Borrower may not assign or otherwise transfer its rights or obligations under this Note without the prior written consent of the Lenders. Each Lender may at any time assign to one or more Persons (each, an “Assignee”) all or any portion of its rights under this Note; provided, that unless such assignment is to an Affiliate of such Lender or an Event of Default shall have occurred and be continuing, any such assignment shall not be made without the prior written consent of the Borrower. Unless such assignment is made at the request of the Borrower pursuant to this Note, the Borrower shall not be obligated to pay any amount pursuant to Section 11 to any Assignee that is greater than the amount the Borrower would have been obligated to pay to the assigning Lender had such assignment not been made.

17. GOVERNING LAW. THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TOTHIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

18. Submission to Jurisdiction. The Borrower and, by its acceptance of this Note, each Lender, each agree as follows:

(a) each such party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware, and any relevant appellate court, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in the Chancery Court of the State of Delaware or, to the extent permitted by law, in such federal court; provided, that nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note against any Loan Party or its properties in the courts of any jurisdiction, and

(b) each such party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to in subsection (a) of this Section, and each such party also irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

19. WAIVER OF JURY TRIAL. THE BORROWER HEREBY WAIVES AND, BY ITS ACCEPTANCE OF THIS NOTE, EACH LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT.

20. Severability. If any provision or this Note or any other Loan Document is held to be invalid, illegal or unenforceable, the other provisions of this Note or the applicable Loan Document, as the case may be, shall remain in full force and effect.

21. Usury Savings. Notwithstanding anything herein to the contrary or otherwise, each Lender shall never be entitled to receive as interest on the obligation evidenced hereby any amount in excess of the maximum rate of interest permitted to be charged by applicable law. In the event that any Lender ever receives any such excess, such amount which would be excessive interest shall be applied to the reduction of the principal sum hereof, and if the principal sum is paid in full, any remaining excess shall forthwith be paid to the Borrower.

22. Indemnification; Expenses.

(h)
Payment of Expenses. The Borrower will, within thirty (30) days after any invoice or other statement or notice, pay: (i) all reasonable and documented out-of-pocket costs and expenses incurred by any Lender (including reasonable and documented out-of-pocket attorneys’ fees, consultants’ fees and engineering fees and other miscellaneous costs and expenses) in connection with (1) the negotiation, preparation, execution and delivery of, or compliance with, the Loan Documents and any and all consents, amendments, waivers or other documents or instruments relating thereto and (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document; provided that Borrower’s payment obligations pursuant to this clause (i) in connection with costs and expenses incurred on or prior to the Closing Date (together with Borrower’s payment obligations under Section 22(a)(i) of the Unsecured Promissory Note in connection with costs and expenses incurred thereunder on or prior to the Closing Date) and any costs and expenses incurred after the Closing Date in connection with Collateral Documents shall not exceed $100,000 in the aggregate and (ii) all reasonable and documented out-of-pocket costs and expenses incurred by any Lender (including reasonable and documented out-of-pocket attorneys’ fees, consultants’ fees and accounting fees) in connection with the preservation of any rights under the Loan Documents or the defense or enforcement of any of the Loan Documents (including this Section), any attempt to cure any breach thereunder by the Borrower, or the defense of such Lender’s exercise of its rights thereunder.
(i)
Borrower’s Indemnity. The Borrower agrees, within thirty (30) days after written demand therefor (including documentation reasonably supporting such request), to indemnify and hold harmless each Lender, each Affiliate of any Lender, and each of the foregoing’s respective directors, officers, employees, partners, representatives, advisors and agents (each, an “Indemnified Party”) from and against any and all actions, suits, losses, claims, damages, liabilities and expenses of any kind or nature (including reasonable and documented out-of-pocket legal expenses), joint or several, incurred by such Indemnified Party or to which such Indemnified Party may become subject or that may be incurred or asserted or awarded against such Indemnified Party, in each case arising out of or in connection with (a) this Note or any other Loan Document, or (b) the use or the contemplated use of the proceeds of the Note, and will reimburse each Indemnified Party for all reasonable and documented out-of-pocket expenses (including reasonable and documented attorneys’ fees, expenses and charges), in each case, within fifteen (15) Business Days after written demand as they are incurred in connection with any of the foregoing (in all cases, whether or not caused by or arising, in whole or in part, out of the sole or contributory, active or passive, imputed, joint or technical negligence of such Indemnified Party and whether arising in contract or in tort or otherwise); provided that no Indemnified Party will have any right to indemnification for any of the foregoing to the extent resulting from such Indemnified Party’s own gross negligence, bad faith or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Borrower also agrees that no affiliate, equityholder or creditor of the Borrower is intended to be, and none of such Persons shall be, third party beneficiaries of this Note, and therefore no Indemnified Party will have any liability (whether direct or indirect, in contract or tort, or otherwise) to any such Person arising out of, related to or in connection with this Note or any other Loan Document. The Borrower also agrees that no Indemnified Party will have any liability (whether direct or indirect, in contract or tort, or otherwise) to the Borrower arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent such liability is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly or indirectly from either (I) a default with respect to, or breach by, such Indemnified Party of its obligations under the Loan Documents or (II) such Indemnified Party’s own gross negligence, bad faith or willful misconduct. The Borrower shall not, without the prior written consent of such Lender in its reasonable discretion, settle any threatened or pending claim or action that would give rise to the right of any Indemnified Party to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnified Party and (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party. This Section 22(b) shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc., arising from any non-tax claim.

23. Confidentiality

(a)
Notwithstanding the termination of this Note, the Borrower shall maintain the confidentiality of any information delivered to the Borrower by any Lender in connection with the transactions under the Loan Documents that is proprietary or confidential in nature (the “Lender Confidential Information”) and shall not, without the prior written consent of such Lender disclose any such information to another Person.
(b)
Notwithstanding the termination of this Note, each Lender shall maintain the confidentiality of any information delivered to it by or on behalf of the Borrower in connection with the transactions under the Loan Documents that is proprietary or confidential in nature (collectively, the “Borrower Confidential Information”) and shall not, without the prior written consent of the Borrower, disclose any such information to another Person or use such information for purposes other than those contemplated herein.

24. Lender Representative.

(a)
Each Lender hereby designates and appoints Karnavati Holdings, Inc. as its representative under this Note and the other Loan Documents (in such capacity, together with its successors and assigns in such capacity, the “Lender Representative”) and each Lender hereby irrevocably authorizes the Lender Representative to take such action on its behalf under the provisions of this Note and to exercise such powers and perform such duties as are expressly delegated to the Lender Representative by the terms of this Note and the other Loan Documents, including exercising rights and remedies as a result of any Default or Event of Default, together with such powers as are reasonably incidental thereto. The Lender Representative hereby accepts such designation and appointment and agrees to act as agent for and on behalf of the Lenders on the conditions contained in this Section 24. Any provision to the contrary contained elsewhere in this Note notwithstanding, the Lender Representative shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Lender Representative have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties obligations or liabilities shall be read into this Note or otherwise exist against the Lender Representative.

(b)
The Lender Representative may execute any of its duties under this Note by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Lender Representative shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct (as determined in a final judgment of a court of competent jurisdiction).

(c)
None of the Lender Representative, nor its Affiliates, officers, directors, employees, attorneys, or agents (collectively, the “Lender Representative-Related Persons”) shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Note or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made in any certificate, report, statement or other document referred to or provided for in, or received by the Lender Representative under or in connection with, this Note, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Note. No Lender Representative-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in or conditions of this Note.

(d)
The Lender Representative shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile or other electronic method of transmission, telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Lender), independent accountants and other experts selected by the Lender Representative. The Lender Representative shall be fully justified in failing or refusing to take any action under this Note unless the Lender Representative shall first receive such advice or concurrence from all of the Lenders as it deems appropriate and until such instructions are received, the Lender Representative shall act, or refrain from acting, as it deems advisable. If the Lender Representative so requests, it shall first be indemnified to its reasonable satisfaction by all of the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Lender Representative shall in all cases be fully protected in acting, or in refraining from acting, under this Note in accordance with a request or consent of all of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

25. Payments Generally. If, other than as provided elsewhere herein, any Lender shall obtain payment in respect of any principal or interest on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder) thereof, such Lender shall immediately (x) notify each other Lender, of such fact and (y) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of any principal or interest on such Loans pro rata with each of them.

26. Registration of the Note. This Note shall be a registered note. The Borrower will keep, at its principal executive office, books for the registration of the name and address of each Lender and the principal amount (and stated interest) owing to each Lender pursuant to the terms hereof (the “Register”) and will update the Register to reflect any permitted assignments or transfers of the Note (or any portion thereof) subsequent to the date hereof (such assignees or transferees, together with the Lenders, the “Holders,” and each, a “Holder”). The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Holders shall treat each person whose name is recorded in the Register as a lender hereunder for all purposes of this Note, notwithstanding notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in this Note, a Holder, at its option, may in person or by duly authorized attorney surrender the same for exchange at Borrower’s principal executive office, and promptly thereafter and at Borrower’s expense receive in exchange therefore one (1) or more new Note(s), each in the principal amount requested by such Holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such person or persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Neither a Lender nor any registered Holder of this Note shall have the right to convert this Note to bearer form. This Section 26 shall be interpreted such that the Note is maintained in “registered form” within the meaning of the United States Internal Revenue Code of 1986, as amended, and the United States Treasury Regulations thereunder.

27. First Lien/Second Lien Intercreditor Proxy. The Lender Representative irrevocably appoints the Borrower as its attorney-in-fact and proxy, with full authority in the place and stead of such Lender Representative to execute the First Lien/Second Lien Intercreditor Agreement in connection with the incurrence of any Permitted Corporate Debt; provided, however, that the Borrower shall not execute the First Lien/Second Lien Intercreditor Agreement under such power until the expiration of five (5) Business Days after written notice has been given to the Lender Representative by the Borrower of its intent to exercise such power

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above,

5E SVM, LLC

By: /s/ Paul Weibel

Name: Paul Weibel
Title: President

[Signature Page to Bridge Note]

Schedule I

Tranche 1 Commitments

Lender	Pro Rata Share (%)	Pro Rata Share ($)
.Karnavati Holdings, Inc.	100.0000%	$7,000,000.00
Total	100.0000%	$7,000,000.00

Tranche 2 Commitments

Lender	Pro Rata Share (%)	Pro Rata Share ($)
.Karnavati Holdings, Inc.	100.0000%	$3,000,000.00
Total	100.0000%	$3,000,000.00

Schedule II

COVENANTS of BORROWER

1.
Release of SVM Parent Letter of Credit. Within thirty (30) days after the posting of the Required Bonding, the Borrower shall deliver written notice to the existing surety of the Supported Seller Bonds (together with evidence of the acceptance of the applicable Required Bonding by the Bureau of Land Management and other applicable Governmental Authorities) (i) confirming that the existing surety’s obligations under the applicable Supported Seller Bond have been satisfied or are no longer required and (ii) requesting that such existing surety deliver to HSBC and Nirma its written consent to the cancellation of the SVM Parent Letter of Credit. For the avoidance of doubt, the Borrower shall not be obligated to instruct HSBC to terminate or cancel the SVM Parent Letter of Credit; rather, upon receipt of such written consent from the existing surety, Nirma shall, instruct HSBC to effect such termination or cancellation.
2.
Secured Debt. The Borrower shall not incur any Indebtedness that is secured by a Lien on all or substantially all of the Collateral other than Permitted Corporate Debt; provided, that, for the avoidance of doubt, this covenant shall not prohibit customary receivables facilities and securitizations.
3.
Dividends. The Borrower and its subsidiaries shall not declare or pay any dividend or make any payment or distribution on account of the Borrower’s or such subsidiary’s Equity Interests, in each case, other than:

(i) the declaration and payment of dividends or distributions by the Borrower to, or the making of loans or advances to, the Guarantor in amounts required for the Guarantor to pay, in each case without duplication:

(A) franchise and similar taxes, and other fees and expenses, required to maintain their corporate or other legal existence;

(B) [reserved].

(C) general corporate or other operating, administrative, compliance and overhead costs and expenses (including expenses relating to auditing and other accounting matters) incurred in the ordinary course of business of any Parent Company, to the extent such costs and expenses are customary and attributable to the ownership or operation of the Borrower and its Subsidiaries;

(ii) customary payments, loans, advances, or guarantees (or cancellation of loans, advances, or guarantees) to future, present, or former employees, officers, directors, managers, consultants, or independent contractors or guarantees in respect thereof for bona fide business purposes in the ordinary course of business and not exceed $500,000 per fiscal year;

(iii) any customary payment of employee compensation, benefit plan or arrangement, or any health, disability or similar insurance plan in the ordinary course of business which covers current, former or future officers, directors, employees, managers, consultants, and independent contractors of the Borrower, any subsidiary;

(iv) the sale, issuance, or transfer of Equity Interests of the Borrower not constituting a Change of Control; or

(v) dividends payments or distributions payable solely in Equity Interests of the Borrower.

7. Post-Closing Covenant. The Borrower shall perform and satisfy the requirements set forth in Exhibit B hereto within the time periods set forth therein.

8. Use of Proceeds. The proceeds of the Loans shall be used by the Borrower for its and its subsidiaries’ working capital and general corporate purposes.

Exhibit A

[See attached]

Exhibit B

POST-CLOSING REAL PROPERTY COLLATERAL DELIVERABLES

Within 90 days after the Closing Date, or such later date as the Lender Representative may approve in writing in its reasonable discretion, the Borrower shall, at its sole cost and expense, deliver or cause to be delivered to the Lender Representative the following items with respect to each Material Real Property:

1.
Mortgage Documents. A deed of trust, mortgage, assignment of leases and rents, security agreement and fixture filing, as applicable (each, a “Mortgage”), duly executed and acknowledged by the Borrower and otherwise in form suitable for recording. Each Mortgage shall:
(a)
grant to the Lender Representative, for the benefit of the Lenders, a Lien on all of the Borrower's right, title and interest in the applicable Material Real Property, together with all buildings, improvements, fixtures, easements, rights, privileges, appurtenances, leases, rents, issues, profits and proceeds relating thereto;
(b)
secure the payment and performance of all Obligations;
(c)
include a complete and accurate legal description of the applicable Material Real Property; and
(d)
be otherwise in form and substance reasonably satisfactory to the Lender Representative.
2.
Recording and Filing. Evidence reasonably satisfactory to the Lender Representative that:
(a)
each Mortgage has been delivered for recording in the official real property records of the county in which the applicable Material Real Property is located;
(b)
any separate fixture filing or other financing statement reasonably required to perfect the Lien created by the applicable Mortgage has been filed in the appropriate filing office; and
(c)
all recording fees, filing fees, mortgage taxes, transfer taxes, title insurance premiums and other amounts required in connection with the recording, filing and issuance of the title insurance required below have been paid.
(d)
Promptly following recording or filing, the Borrower shall deliver to the Lender Representative conformed or electronically recorded copies showing the applicable instrument numbers and recording or filing information. The Borrower shall deliver the original recorded instruments, if originals are returned by the applicable recording office, promptly after receipt.
3.
Title Insurance. For each Material Real Property:
(a)
a title insurance commitment issued by a title insurance company reasonably acceptable to the Lender Representative, showing the Borrower as the holder of fee title to the applicable Material Real Property and identifying all recorded Liens, exceptions and encumbrances affecting that Material Real Property;
(b)
a pro forma lender's title insurance policy reasonably acceptable to the Lender Representative; and
(c)
promptly after recording of the applicable Mortgage, an ALTA lender's policy of title insurance, in an amount reasonably required by the Lender Representative, insuring that the applicable Mortgage constitutes a valid Lien on the insured estate with the priority contemplated by the Loan Documents and the First Lien/Second Lien Intercreditor Agreement, subject only to exceptions approved by the Lender Representative.

Each title policy shall include such endorsements as the Lender Representative may reasonably request and as are available in the applicable jurisdiction at commercially reasonable rates, including, as applicable, endorsements addressing access, contiguity, survey matters, zoning, subdivision, restrictions, variable-rate indebtedness, fixtures and aggregation or tie-in coverage.

4.
Survey and Legal Description. A current ALTA/NSPS land title survey for each Material Real Property, certified to the Borrower, the Lender Representative and the applicable title insurance company, and otherwise reasonably satisfactory to the Lender Representative; The legal description attached to each Mortgage shall conform to the legal description insured under the applicable title policy.
5.
Organizational Authority. Evidence reasonably satisfactory to the Lender Representative that the execution, delivery and recording of the Mortgages have been duly authorized, including:
(a)
resolutions or written consents of the applicable governing body of the Borrower;
(b)
an incumbency certificate identifying the officers or other representatives authorized to execute the Mortgages and related documents; and
(c)
such organizational documents, certificates of existence or good standing and other authority documents as the Lender Representative may reasonably request.
6.
Insurance. Evidence that the insurance policies required under the applicable Mortgage are in effect and that the Lender Representative, for the benefit of the Lenders, has been named as mortgagee and lender loss payee, as applicable, together with:
(a)
certificates of insurance and applicable mortgagee or lender loss-payable endorsements;
(b)
evidence of payment of all premiums then due; and
(c)
if any Material Real Property is located in a special flood hazard area, evidence of flood insurance in the amount required by applicable Law and the applicable Mortgage.
7.
Lien Priority and Releases. Such payoff letters, releases, subordinations, intercreditor agreements, consents and other instruments as may be reasonably necessary to establish the priority of each Mortgage contemplated by the Loan Documents and the First Lien/Second Lien Intercreditor Agreement.
8.
Officer's Certificate. A certificate executed by an authorized officer of the Borrower certifying that:
(a)
the foregoing deliveries have been completed;
(b)
the Borrower is the owner of the interest in each Material Real Property described in the applicable Mortgage;
(c)
the legal descriptions attached to the Mortgages are true and correct; and
(d)
except as disclosed in the applicable title commitment or preliminary title report, the Borrower has not created or permitted any Lien on either Material Real Property after the

Closing Date.
9.
Further Assurances. Such additional documents, instruments, certificates and assurances as the Lender Representative may reasonably request to create, evidence, perfect, preserve or protect the Liens intended to be created by the Mortgages.

If the Borrower timely delivers fully executed and recordable documents to the applicable title insurance company or recording office, a delay attributable solely to that title insurance company or recording office shall not constitute a failure to comply with this Exhibit B, provided that the Borrower diligently pursues completion of the applicable recording, filing and title-insurance process.